Exhibit 99.2

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CB Richard Ellis Group, Inc.

First Quarter 2006

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Earnings Conference Call

May 3, 2006

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Forward Looking Statements

This presentation contains statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our growth momentum in 2006, future operations and future financial performance. These statements should be considered as estimates only and actual results may ultimately differ from these estimates. Except to the extent required by applicable securities laws, we undertake no obligation to update or publicly revise any of the forward-looking statements that you may hear today. Please refer to our current annual report on Form 10-K (in particular, “Item 1-A, Risk Factors”) which is filed with the SEC and available at the SEC’s website (http://www.sec.gov), for a full discussion of the risks and other factors, that may impact any estimates that you may hear today. We may make certain statements during the course of this presentation which include references to “non-GAAP financial measures,” as defined by SEC regulations. As required by these regulations, we have provided reconciliations of these measures to what we believe are the most directly comparable GAAP measures, which are attached hereto within the appendix.

Conference Call Participants

•                  Brett White

•                  President & Chief Executive Officer

•                  Ken Kay

•                  Senior Executive Vice President & Chief Financial Officer

•                  Brian Stoffers

•                  President, Capital Markets

•                  Shelley Young

•                  Director, Investor Relations

Q1 2006 Summary

•                  2005 momentum carried over into 2006 resulting in strong top and bottom line growth

•                  Commercial real estate continues to be a favored asset class and attract institutional and cross-border capital flows

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•                  Most leasing markets are performing well, fueled by expanding economies and growing employment levels

•                  Revenue growth from client expansion and further market share gains has fueled margin improvement

Q1 2006 Performance Highlights

Revenue	• $680.1 million	• $141.8 million, or 26% higher than the prior year quarter
• 14th straight quarter of double-digit year-over-year organic revenue growth

Net Income	• GAAP: $36.9 million	• $22.3 million, or 153% higher than the same quarter last year
	• Adjusted: $40.1 million	• $21.1 million, or 111% higher than the same quarter last year

EPS(1)	• GAAP: $0.48	• Increased 153% as compared to $0.19 for prior year quarter
	• Adjusted: $0.52	• Increased 108% as compared to $0.25 for prior year quarter

Operating Income	• $59.6 million	• $22.9 million, or 63% higher than the prior year quarter

EBITDA	• $82.7 million	• $32.4 million, or 65% higher than the prior year quarter

(1). All EPS information is based upon diluted shares.

Q1 2006 Financial Results

($ in millions)	2006	2005	% Change
Revenue	680.1	538.3	26
Cost of Services	340.4	268.1	27
Operating, Administrative & Other	265.2	223.2	19
Equity Income from Unconsolidated Subsidiaries	8.4	3.9	115
Minority Interest Expense	0.2	0.7	(71)
EBITDA	82.7	50.2	65

One Time Charges:
Integration Costs	1.3	2.5	(48)
Normalized EBITDA	84.0	52.7	59

Q1 2006 Revenue Breakdown

[CHART]

($ in millions)	2006	2005	% Change
Sales	229.5	182.1	26
Leasing	265.4	205.5	29
Property and Facilities Management	59.4	50.2	18
Appraisal and Valuation	54.8	41.1	33
Investment Management	31.7	21.1	50
Commercial Mortgage Brokerage	30.6	31.1	(2)
Other	8.7	7.2	21
Total	680.1	538.3	26

Normalized EBITDA Margins

Significant margin improvement

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Note:

EBITDA margins exclude integration expenses related to acquisitions.

Q1 Earnings Per Share Dynamics(1)

2005	2006

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(1). All EPS information is based upon diluted shares.

Consolidated Balance Sheets

	As of
($ in millions)	03/31/2006	12/31/2005	Variance
Assets
Cash and cash equivalents	253.1	449.3	(196.2)
Restricted cash	5.3	5.2	0.1
Receivables, net	427.4	483.2	(55.8)
Warehouse receivable(1)	82.6	256.0	(173.4)
Property and equipment, net	152.9	137.6	15.3
Goodwill and other intangible assets, net	994.7	989.7	5.0
Deferred compensation assets	161.5	144.6	16.9
Other assets, net	408.3	350.1	58.2
Total assets	2,485.8	2,815.7	(329.9)

(1). Represents Freddie Mac loan receivables, which are offset by the related non-recourse warehouse line of credit facility.

Consolidated Balance Sheets  (cont.)

	As of
($ in millions)	03/31/2006	12/31/2005	Variance
Liabilities
Current liabilities, excluding debt	601.7	853.7	(252.0)
Warehouse line of credit(1)	82.6	256.0	(173.4)
Senior secured term loan tranche B	262.3	265.2	(2.9)
11 1/4% senior subordinated notes	163.1	163.0	0.1
9 3/4% senior notes	130.0	130.0	—
Other debt	30.1	19.0	11.1
Deferred compensation liabilities	183.5	172.9	10.6
Other long-term liabilities	169.6	155.4	14.2
Total liabilities	1,622.9	2,015.2	(392.3)
Minority interest	18.1	6.8	11.3
Stockholders’ equity	844.8	793.7	51.1
Total liabilities and stockholders’ equity	2,485.8	2,815.7	(329.9)

(1).        Represents the non-recourse warehouse line of credit, which supports the Freddie Mac loan receivables

Capitalization

	As of
($ in millions)	03/31/2006	12/31/2005	Variance
Cash	253.1	449.3	(196.2)
Senior secured term loan tranche B	262.3	265.2	(2.9)
11 1/4% senior subordinated notes	163.1	163.0	0.1
9 3/4% senior notes	130.0	130.0	—
Other debt(1)	30.1	19.0	11.1
Total debt	585.5	577.2	8.3
Stockholders’ equity	844.8	793.7	51.1
Total capitalization	1,430.3	1,370.9	59.4
Total net debt	332.4	127.9	204.5

(1). Excludes $82.6 million and $256.0 million of warehouse facility at March 31, 2006 and December 31, 2005, respectively.

Q1 2006 Trailing Twelve Months Normalized Internal Cash Flow

•                  Strong cash flow generator

•                  $99 million, or 63% improvement from same period last year

•                  Low capital intensity

•                  Utilization of internal cash flow

•                  Debt reduction – full redemption of the 11¼% senior subordinated notes of $163 million scheduled for June 15, 2006

•                  Co-investment activities

•                  In-fill acquisitions

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(1).       Represents capital expenditures, net of concessions.

2006 In-Fill Acquisitions

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•                  Purchase price for these acquisitions was approximately $36 million

•                  Associated annual revenue estimated to be approximately $128 million, which includes consolidation of revenue resulting from the now majority owned IKOMA and Noble Gibbons

•                  EBITDA margins expected to be consistent with CBRE margins upon full integration

Stock Split

•                  The Board of Directors approved a three-for-one split of the Company’s common stock

•                  The split will be effective on or about June 1, 2006

Q1 2006 Segment Performance

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•                  Merck – Represented Merck in selling three manufacturing facilities in the U.S. and U.K. totaling over 1.75 million sq. ft.

•                  Ikon Office Solutions – Provide Transaction Management services for Ikon’s 1.5 million sq. ft. portfolio in the U.S., bringing our total portfolio for Ikon to 4 million sq. ft.

•                  Mark Winkler Company – Represented the Mark Winkler Company for the sale of 12 apartment communities, totaling more than 5,000 units for $900 million

•                  TIAA – Awarded the management of 1.8 million sq. ft. of industrial properties in the Washington DC area, bringing our total portfolio for TIAA to approximately 20 million sq. ft.

•                  State Street Corporation – Represented State Street Corporation in the acquisition of its new 365,000 sq. ft. European headquarters at Canary Wharf, U.K.

•                  Rotch and London – Represented Rotch and London & Regional Properties in the sale of a portfolio of 180 Shell gas stations across the U.K. at a value of $810 million

•                  DB Real Estate  – Represented DB Real Estate in one of the largest investment sales in Paris, a 581,270 sq. ft. office building for $680 million

•                  Deutsche Bank – Advised Deutsche Bank in the lease of 280,000 sq. ft. of office space, the largest lease for office space ever consummated in Singapore

•                  Veloqx Marronnier Dori – Appointed the exclusive leasing agent for the latest showcase retail property in Tokyo’s Ginza district

Global Investment Management Carried Interest

•                  Carried interest pertains to certain real estate investment funds from which CBRE earns an additional share of the profits from the fund once its performance meets certain financial hurdles

•                  Dedicated fund team leaders and executives in our investment management company have been granted a right to participate in the carried interest, with participation rights vesting over time

•                  The impact on segment EBITDA of the additional incentive compensation expense related to carried interest revenue not yet recognized is reflected as follows:

	Three Months Ended March 31,
($ in millions)	2006	2005
Normalized EBITDA	6.6	2.4
Add Back:
Accrued incentive compensation expense related to carried interest revenue not yet recognized	9.0	5.0
Pro-forma Normalized EBITDA	15.6	7.4
Pro-forma Normalized EBITDA Margin	51%	35%

•                  The company expects to recognize carried interest revenue from funds liquidating in 2006 and beyond that will more than offset the $9.0 million additional incentive compensation expense accrued in the first quarter of 2006. As of March 31, 2006, the company maintained a cumulative remaining accrual of such compensation expense of approximately $27 million, which pertains to anticipated future carried interest revenue

Investment Sales

•                  Strong capital flows and improving property income continue to underpin a strong environment for investment sales

•                  Properties are being purchased with more equity capital, lower leverage and higher cash yield expectations

•                  Record levels of investment activity seen across Europe last year continued into the first quarter of 2006

•                  Investment activity across Asia Pacific remains healthy

Leasing Markets

•                  Strong net absorption of U.S. commercial real estate

•                  Metropolitan areas dominated by trade linkages, tourism, technology and banking showed the strongest pace of improvement

•                  Recovery in office leasing is now evident across much of Europe

•                  In Asia, improving leasing market fundamentals support increased investor activity, especially foreign institutions, private funds and REITs

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Reconciliation of Net Income to Net Income, As Adjusted

	Three Months Ended March 31,
($ in millions)	2006	2005
Net income	36.9	14.6
Amortization expense related to net revenue backlog acquired in acquisitions, net of tax	2.3	—
Integration costs related to acquisitions, net of tax	0.9	1.5
Loss on extinguishment of debt, net of tax	—	2.9
Net income, as adjusted	40.1	19.0
Diluted income per share, as adjusted	$0.52	$0.25
Weighted average shares outstanding for diluted income per share, as adjusted	77,649,588	76,184,725

Reconciliation of Normalized EBITDA to EBITDA to Net Income

	Three Months Ended March 31,
($ in millions)	2006	2005
Normalized EBITDA	84.0	52.7

Less:
Integration costs related to acquisitions	1.3	2.5
EBITDA	82.7	50.2

Add:
Interest income	3.6	2.5
Less:	14.9	10.4
Depreciation and amortization
Interest expense	14.0	13.6
Loss on extinguishment of debt	—	4.9
Provision for income taxes	20.5	9.2
Net income	36.9	14.6

	Trailing Twelve Months
($ in millions)	Q1 2006	Q1 2005
Normalized EBITDA	492.6	327.6
Less:
Merger-related charges related to the Insignia acquisition	—	15.6

Integration costs related to acquisitions	5.9	11.6

One-time compensation expense related to the initial public offering	—	15.0
EBITDA	486.7	285.4
Add:
Interest income	10.4	5.5
Less:
Depreciation and amortization	50.0	48.5
Interest expense	54.8	59.3
Loss on extinguishment of debt	2.5	26.0
Provision for income taxes	150.2	61.2
Net income	239.6	95.9

Reconciliation of  Net Income to Net Income, As Adjusted

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(a)          Amortization expense related to net revenue backlog acquired in acquisitions(1)

(b)         Integration costs related to acquisitions(1)

(c)          Costs of extinguishment of debt(1)

(d)         Tax expense related to the repatriation of foreign earnings under the American Jobs Creation Act of 2004

(1). Net of tax.

Reconciliation of Normalized EBITDA to EBITDA to Operating Income

	Americas		EMEA		Asia Pacific		Global Investment Management
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
($ in millions)	2006	2005	2006	2005	2006	2005	2006	2005
Normalized EBITDA	55.4	45.3	19.9	2.9	2.1	2.1	6.6	2.4
Less:
Integration costs related to acquisitions	0.8	1.9	0.5	0.6	—	—	—	—
EITDA	54.6	43.4	19.4	2.3	2.1	2.1	6.6	2.4
Adjustments:
Depreciation and amortization	7.8	6.9	5.7	2.5	0.9	0.6	0.5	0.4
Equity income f rom
unconsolidated subsidiaries	3.3	3.0	—	—	0.4	0.2	4.7	0.7
Minority interest (expense)
income	—	(0.1)	(0.3)	(0.2)	0.1	(0.1)	—	(0.3)
Operating income	43.5	33.6	14.0	—	0.7	1.4	1.4	1.6

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